UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 2, 2006
Cerner Corporation

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-15386	43-1196944

(Commission File Number)	(IRS Employer Identification No.)

2800 Rockcreek Parkway, North Kansas City, Missouri	64117

(Address of Principal Executive Offices)	(Zip Code)
(816) 221-1024

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On February 2, 2006, Cerner Corporation (the “Company”) issued a press release announcing, among other things, its financial results for the three month and twelve month periods ended December 31, 2005. The press release is furnished as Exhibit 99.1 and is attached hereto.
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP measures of operating results, net income and earnings per share, which are adjusted from results based on GAAP to exclude certain charges and gains. The Company also discloses certain non-GAAP financial measures, such as booking revenue and revenue backlog (which includes contract backlog and support and maintenance backlog). These non-GAAP measures are provided to enhance the user’s overall understanding of our financial performance, and as required, are also reconciled to GAAP. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.
The information contained in this Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that section. The information is this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.
Item 9.01 Financial Statements and Exhibits.
     c) Exhibits
          99.1 Press Release of Cerner Corporation dated February 2, 2006.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CERNER CORPORATION

Date: February 2, 2006	By:	/s/ Marc G. Naughton

Marc G. Naughton, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release of Cerner Corporation dated February 2, 2006.